SCHEDULE 14(a) INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (amendment No. )

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[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] solicitng Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AURA SYSTEMS, INC>
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                      -----------------------------------
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                               AURA SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 7, 2003


To the Stockholders of Aura Systems, Inc.:


     The Annual Meeting of Stockholders of Aura Systems, Inc., a Delaware corporation (the "Company"), will be held on February 7, 2003 at 10:00 a.m., PST, at the Company's headquarter facilities at 2335 Alaska Avenue, El Segundo, California, for the following purposes:

     (1)  To elect a Board of Directors of seven members;

     (2) To consider and act upon a proposal to approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000;

     (3) To consider and act upon a proposal to effect a possible reverse split of the Company's Common Stock;

     (4) To consider and act upon a proposal to approve an amendment to the Company's 2000 Stock Option Plan;

     (5) To consider and act upon a proposal to ratify the election of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for Fiscal 2003; and

     (6) To transact any other business which may properly come before the meeting.

     Stockholders of record at the close of business on December 11, 2002 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

     Any Stockholder of record of the Company at the close of business on December 11, 2002 may attend. Any beneficial owner of shares with a letter of authorization from his record holder may attend the meeting.

                           By Order of the Board of Directors

                           /s/ Michael I. Froch

                           Michael I. Froch
                           Secretary

El Segundo, California
January____, 2003


Please mark, date, and sign the enclosed Proxy and return it at an early date in the enclosed return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted.

                               AURA SYSTEMS, INC.
                               2335 Alaska Avenue
                              El Segundo, CA 90245
                                 (310) 643-5300


                                 PROXY STATEMENT

                                January ___, 2003



                               GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aura Systems, Inc. ("Aura" or the "Company") for the Annual Meeting of Stockholders to be held on February 7, 2003 at 10:00 a.m. PST, at the at the Company's headquarter facilities at 2335 Alaska Avenue, El Segundo, California (the "Annual Meeting") and any postponements or adjournments thereof. Any Stockholder giving a proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting as directed by the Stockholder on the proxy card; and, if no choice is specified, they will be voted (i) "FOR" the Directors nominated by the Board of Directors, (ii) "FOR" the proposed amendments to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000, (iii) "FOR" the proposal to effect a possible reverse split of the Company's Common Stock, (iv) "FOR" the proposal to approve an amendment to the Company's 2000 Stock Option Plan, and
(v) in the discretion of the persons acting as proxies, for any other matters. Your cooperation in promptly returning the enclosed proxy will reduce Aura's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.


     Only Stockholders of record at the close of business on December 11, 2002 are entitled to receive notice of and to vote at the meeting. On that date, Aura had outstanding 432,272,275 shares of Common Stock and no Preferred Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

     In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated. Therefore, a broker non-vote will have no legal effect on any matter requiring the affirmative vote of a plurality of the votes cast, and will have the same legal effect as a vote "against" any other matters presented at the meeting which require approval by a majority of the shares represented in person or by proxy at the meeting.

     In the event that sufficient votes in favor of any of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

     The cost of preparing, assembling, printing and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities. This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are being mailed or delivered to Stockholders on or about January ___, 2003.

PROPOSAL NO. 1

                    ELECTION OF SEVEN NOMINEES FOR DIRECTORS

The Board of Directors of the Company recommends that the Stockholders vote "FOR" the election of the seven nominees for Director.

Nominees and Voting

     The By-Laws of the Company provide for a Board of seven Directors. Consequently, at the Annual Meeting, seven Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than seven persons. The Company has nominated for election as Directors the seven persons named below. Each of these nominees has indicated that they are able and willing to serve as Directors.

     Unless otherwise instructed, the Company's proxy holders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast.

     The Company's nominees and Directors are listed below, together with their ages, principal occupations, offices with the Company and year in which each became a Director of the Company.

     The Board of Directors of the Company recommends that the Stockholders vote "FOR" the election of the seven nominees for Director.

         Name                                  Age   Title

         Neal Meehan.........................  61    Chairman of the Board and Chief Executive Officer
         Carl Albert.........................  60    Director, Board of Directors
         Harvey Cohen........................  69    Director, Member of Audit Committee
         Lawrence Diamant....................  61    Director, Member of Compensation Committee
         Salvador Diaz-Verson, Jr............  51    Director, Member of Compensation Committee
         John Pincavage......................  58    Director, Member of Audit Committee
         Norman Reitman......................  79    Director, Member of Audit Committee


     NEAL MEEHAN is Chairman of the Board of Directors and Chief Executive Officer effective July 2002, following appointment by resolution of the Board of Directors pursuant to the By-Laws of the Corporation. He has been a Director of the Company and has served in this capacity since October 2000. Mr. Meehan's business career spans the transportation and telecommunications sectors. Since July 2002, Mr. Meehan has served as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Meehan serves in such capacities under the terms of a Consulting Agreement between the Company and air2ground, LLC. He is currently Managing Partner of air2ground, LLC and is involved in business development and strategic planning for start-up and mature companies. He has served as President and Chief Executive Officer of a number of airlines including New York Air, Midway Airlines, Chicago Air and Continental Express. He has also served in various marketing and operations capacities for American Airlines and Continental Airlines. In addition, he has served in various senior capacities for a number of telecommunications firms including In-Flight Phone Corp., Iridium LLC and Hush Communications USA, Inc., a firm specializing in data encryption. After a tour as an officer in the United States Marine Corps, Mr. Meehan received his MBA from St. Johns University. Mr. Meehan is also the recipient of an honorary Doctorate of Commercial Science from St. Johns University.

     CARL ALBERT is a Director of Company and has served in this capacity since July 2001. From March 2002 until July 2002, Mr. Albert served as Chairman of the Board of Directors. Mr. Albert was, until February 2002, a member of the Board of Directors of Fairchild Dornier Corporation, a privately held company in the business of manufacturing aircraft. Mr. Albert held a significant interest in Fairchild Dornier Corporation from 1990, when he provided the venture capital necessary for acquiring ownership control of the company's predecessor corporation, Fairchild Aircraft, until April 2000 when the majority interest in the company was sold. From 1996 through April 2000, following Fairchild
Aircraft's purchase of Daimler-Benz's 80% interest in Dornier, he was the Chairman of the Board of Directors of Fairchild Dornier Corporation, its Chief Executive Officer and the majority stockholder. Mr. Albert was the Chairman of the Board of Directors of Fairchild Aircraft, its Chief Executive Officer and the majority stockholder from 1990 through 1996. From 1986 through 1989, he provided venture capital and served as the CEO or President of a California based regional airline, West Wings Airlines, which operated as an American Eagle franchisee until acquired by the parent of American Airlines in 1988. Mr. Albert's business experience includes 18 years as an attorney, specializing in business and corporate law in Los Angeles, California. He also serves and has served as a Member of the Board of Directors of a number of privately and publicly held corporations, including Dr. Pepper Bottling Company of California, K & K Properties, Ozark Airlines and Tulip Corporation. Mr. Albert holds a B.A. from UCLA in political science and an L.L.B. from the UCLA School of Law.

     HARVEY COHEN is a Director of the Company and has served in this capacity since August 1993. Mr. Cohen is President of Margate Advisory Group, Inc., an investment advisor registered with the Securities and Exchange Commission, and a management consultant since August 1981. Mr. Cohen has consulted with the Company on various operating and growth strategies since June 1989 and assisted in the sale of certain of the Company's securities. From December 1979 through July 1981, he was President and Chief Operating Officer of Silicon Systems, Inc., a custom integrated circuit manufacturer which made its initial public offering in February 1981 after having raised $4 million in venture capital in 1980. From 1975 until 1979, Mr. Cohen served as President and Chief Executive Officer of International Communication Sciences, Inc., a communications computer manufacturing start-up company for which he raised over $7.5 million in venture capital. From 1966 through 1975, Mr. Cohen was employed by Scientific Data Systems, Inc. ("S.D.S."), a computer manufacturing and service company, which became Xerox Data Systems, Inc. ("X.D.S.") after its acquisition by Xerox in 1969. During that time, he held several senior management positions, including Vice President-Systems Division of S.D.S. and Senior Vice President-Advanced Systems Operating of the Business Planning Group. Mr. Cohen received his B.S. (Honors) in Electrical Engineering in 1955 and an MBA from Harvard University in 1957.

     LAWRENCE DIAMANT is a Director of the Company and has served in this capacity since April 2002. He is a senior partner of the Los Angeles based law firm Robinson, Diamant & Wolkowitz, a professional corporation. Mr. Diamant is a member of the State Bar of California and of the American Bar Association Business Law Section Committees on Banking Law, Commercial Financial Services and Business Bankruptcy. He has served as a reporter for its Ethics Task Force sub-section and currently serves as a sub-committee vice chair on Courts, Jurisdiction, Venue and Administration. Mr. Diamant has also served as Chairman of the Los Angeles County Bar Association Executive Committee on Commercial Law and Bankruptcy and is a member of the Financial Lawyers Conference. Mr. Diamant is a graduate from UCLA School of Law.

     SALVADOR DIAZ-VERSON, JR., is a Director of the Company and has served in this capacity since September 1997. Mr. Diaz-Verson is the founder, and since 1991 has been the Chairman and President, of Diaz-Verson Capital Investments, Inc., an Investment Adviser registered with the Securities and Exchange Commission. Mr. Diaz-Verson is currently the Chairman of United Americas
Bankshares. Mr. Diaz-Verson has served as President and Member of the Board of Directors of American Family Corporation ("AFLCAC Inc."), a publicly held insurance holding company, from 1979 until 1991. Mr. Diaz-Verson also served as Executive Vice President and Chief Investment Officer of American Family Life Assurance Company, subsidiary of AFLCAC Inc., from 1976 through 1991. Mr. Diaz-Verson is a graduate of Florida State University. He is currently a Director of the Board of Miramar Securities, Clemente Capital Inc., Regions Bank of Georgia and The Philippine Strategic Investment Holding Limited. Since 1992, Mr. Diaz-Verson has also been a member of the Board of Trustees of the Christopher Columbus Fellowship Foundation, appointed by President George Bush in 1992, and re-appointed by President Clinton in early 2000.

     JOHN PINCAVAGE is a Director of the Company and has served in this capacity since March 2002. Mr. Pincavage is a Chartered Financial Analyst with many years of experience on Wall Street. Since 2001, he has been employed as a Registered Representative by C. L. Glazer & Co., a NASD-member firm in Greenwich,
Connecticut. Since 1999, he has been the President and founder of Pincavage & Associates, LLC, a consulting and financial advisory firm for the aviation industry. From 1995 to 1999, he was an Executive Director in equity research at Warburg Dillon Read, LLC, a Partner and Director at the Transportation Group, LLC heading research efforts from 1989 to 1995, Executive Vice President - Research at Paine Webber Incorporated from 1975 to 1989, and Vice President - Research at Blyth Eastman Dillon from 1971 to 1975. Mr. Pincavage is a member of the New York Society of Securities Analysts and has served on numerous boards including the Board of Directors of the Virginia Engineering Foundation. He holds a Bachelor of Aerospace Engineering and an MBA, both from University of Virginia.

     NORMAN REITMAN is a Director of the Company and has served in this capacity since March 2000. He previously served as a Director of the Company from January 1989 to September 1998. Mr. Reitman obtained his B.B.A. degree in business administration from St. Johns University in 1946 and became licensed as a public accountant in New York in 1955. Mr. Reitman is the retired Chairman of the Board and President of Norman Reitman Co., Inc., insurance auditors, where he served from 1979 until June 1990. Mr. Reitman was a senior partner in Norman Reitman Co., a public accounting firm, where he served from 1952 through 1979. Mr. Reitman served on the Board of Directors and was a Vice President of American Family Life Assurance Co., a publicly held insurance company, from 1966 until April 1991.

MANAGEMENT

         Information concerning the executive officers of the Company during Fiscal 2002 is included in the Company's annual report on Form 10-K for the fiscal year ended February 28, 2002. Listed below are the current executive officers of the Company who are not Directors or nominees, their ages, titles and background information. Executive officers serve at the discretion of the Board.

        Name                                  Age   Position

        Neal Meehan.........................  61    Chairman of the Board of Directors and Chief Executive Officer
        Michael Froch.......................  41    Sr. Vice President, General Counsel and Secretary,
                                                    Government and International Affairs
        Craig Lipus.........................  47    Vice President - Sales and Marketing
        Jacob Mail..........................  51    Sr. Vice President - AuraGen(R)Operations
        David Rescino.......................  44    Sr. Vice President - Finance and Chief Financial Officer

     NEAL MEEHAN is Chairman of the Board of Directors and Chief Executive Officer effective July 2002, following appointment by resolution of the Board of Directors pursuant to the By-Laws of the Corporation. He has been a Director of the Company and has served in this capacity since October 2000. Mr. Meehan's business career spans the transportation and telecommunications sectors. Since July 2002, Mr. Meehan has served as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Meehan serves in such capacities under the terms of a Consulting Agreement between the Company and air2ground, LLC. He is currently Managing Partner of air2ground, LLC and is involved in business development and strategic planning for start-up and mature companies. He has served as President and Chief Executive Officer of a number of airlines including New York Air, Midway Airlines, Chicago Air and Continental Express. He has also served in various marketing and operations capacities for American Airlines and Continental Airlines. In addition, he has served in various senior capacities for a number of telecommunications firms including In-Flight Phone Corp., Iridium LLC and Hush Communications USA, Inc., a firm specializing in data encryption. After a tour as an officer in the United States Marine Corps, Mr. Meehan received his MBA from St. Johns University. Mr. Meehan is also the recipient of an honorary Doctorate of Commercial Science from St. Johns University.

     MICHAEL FROCH is Senior Vice President, General Counsel and Secretary of the Company and has served as General Counsel since March 1997 and as Secretary since July 1997. Since August 2002, in addition to his role as General Counsel and Secretary, he has served as the Company's Senior Vice President, Government and International Affairs. He is also in charge of company administrative affairs and leads a newly formed Strategic Business Alliance Task Force reporting to the senior management team and the Chairman. He joined the Company in 1994 as its corporate counsel. From 1991 through 1994, Mr. Froch was engaged in private law practice in California. Mr. Froch is admitted to the California and District of Columbia bars. He received his Juris Doctor degree from Santa Clara University School of Law in 1989, during which time he served as Judicial Extern to the Honorable Spencer M. Williams, United States District Judge for the Northern District of California. He received his A.B. degree from the University of California at Berkeley in 1984, serving from 1982 through 1983 as Congressional Intern and Staff Assistant to the Honorable Tom Lantos, Member of Congress, presently the Ranking Member of the Committee on International Relations of the United States House of Representatives.

     CRAIG LIPUS is Vice President - Sales and Marketing and has served in this capacity since June 2002. From 1993 through 2001, Mr. Lipus was the Business Unit Manager and Director of Sales for Interlink Electronics, a publicly traded corporation in the wireless communication and technologies business located in Camarillo, California. At Interlink, Mr. Lipus was responsible for both branded and OEM products, and executing the sales and marketing strategy. Prior to 1993, from 1983 through 1993, he held various positions at Polaroid Corporation, including Western Regional Sales Manager, Electronic Imaging, District Sales Manager, and Marketing Representative, Professional Products Group. Throughout his career to date, Mr. Lipus has managed various sales organizations that marketed a full line of product solutions through diverse channels. He holds a B.A. in Marketing from California State University, Fullerton, California.

     JACOB MAIL is Senior Vice President - AuraGen(R) Operations and has served in this capacity since 1995. While at Aura, Mr. Mail has identified, negotiated and contracted all the supply chain arrangements for the AuraGen(R). In addition, Mr. Mail implemented programs to monitor and project needs for production schedules and provide full traceability of all components. Mr. Mail is responsible for the implementation of the "Call Home" programs, which provides the Company with a user database for every AuraGen(R) installed in a vehicle. In addition to the manufacturing and infrastructure implementations, Mr. Mail is also responsible for all engineering and vehicle integration, as well as customer service and training. Prior to joing the Company, Mr. Mail served over 20 years at Israel Aircraft Industries. He holds a B.S. degree in Mechanical Engineering from the Technion and a Master degree from the University of Tel Aviv.

     DAVID RESCINO is Senior Vice President - Finance and Chief Financial Officer of the Company and has served in this capacity since November 2002. From 2001 to 2002, Mr. Rescino was the Vice President - Finance and Chief Financial Officer of Vanguard Airlines, Inc. ("Vanguard"). Mr. Rescino has some continuing responsibilities with Vanguard, including his November 2002 appointment to Vanguard's Board of Directors. From 1999 to 2001, Mr. Rescino was an aviation consultant in Dallas, Texas. From 1995 to 1999, Mr. Rescino was Chief Financial Officer of Aspen Mountain Air/Lone Star Airlines. In addition to prior financial management positions in the transportation sector, Mr. Rescino has several years' experience in public accounting. He holds a B.S. degree in Accountancy from the University of Illinois - Urbana.

     Change in Management

     In December 2001, the Company and six former members of the Company's senior management, including Zvi Kurtzman, the former Chief Executive Officer, Gerald Papazian, the former President and Steven Veen, the former Chief Financial Officer, entered into agreements providing for the termination of their employment with the Company effective February 28, 2002.

     Effective March 2002, the Company retained Joshua Hauser as the Company's President and Chief Executive Officer and Steven Burdick as the Company's Chief Financial Officer. Craig Lipus, the Company's Vice President - Sales and Marketing, joined the Company in June 2002, filling a vacancy created in December 2001. In July 2002, Carl Albert stepped down as Chairman, remaining on the Board, and Neal Meehan was appointed Chairman to fill the vacancy pursuant to the Company's By-Laws. Thereafter, Mr. Hauser's employment relationship with the Company ended and Mr. Meehan was appointed Chief Executive Officer. In October 2002, Mr. Burdick's employment relationship with the Company ceased, with David Rescino becoming the Chief Financial Officer, effective November 2002.

     Family Relationships

     None.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock owned as of November 30, 2002 (i) by each person who is known by Aura to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock, (ii) by each of the Company's Directors and those executive officers named in the Summary Compensation Table, and (iii) by all Directors and executive officers as a group:

                                                                   Number of Shares of    Percent of Common
      Beneficial Owner                                                Common Stock              Stock
      ----------------                                                ------------              -----
      Gardner Lewis Asset Management L.P. (1)                           23,212,336                 5.37%
      ICM Asset Management Inc. (2)                                     23,499,933                 5.44%
      James M. Simmons (3)                                              24,980,042                 5.78%
      Harvey Cohen (4)                                                     958,287                     *
      Lawrence A. Diamant (5)                                            1,019,727                     *
      Salvador Diaz-Verson, Jr. (6)                                      2,595,128                     *
      Norman Reitman (7)                                                   867,142                     *
      Neal Meehan (8)                                                    3,610,625                     *
      Carl Albert (9)                                                    4,970,893                 1.04%
      John Pincavage (10)                                                  250,000                     *
      Zvi Kurtzman (11)(16)                                             10,404,592                 2.19%
      Cipora Kurtzman Lavut (12)(16)                                     4,351,009                     *
      Gerald Papazian (13)(16)                                           2,315,262                     *
      Arthur Schwartz (14)(16)                                           5,122,228                 1.08%
      Steven Veen (15)(16)                                               2,593,947                     *
      All current executive officers and Directors as a group           18,350,468                 3.84%
         (14 persons)

* Less than 1% of outstanding shares.

(1) Based upon information contained in Schedule 13G/A dated February 14, 2002, as filed with the SEC by Gardner Lewis Asset Management Inc. Of the 23,212,336 shares beneficially owned by this person, it has sole dispositive power with respect to all of these shares, sole voting power with respect to 22,345,736 shares, and shared voting power with respect to 338,700 shares.

(2) Based upon information contained in Schedule 13G dated February 14, 2002, as filed with the SEC by ICM Asset Management, Inc. ICM Asset Management, Inc. is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. Such person has neither sole voting nor sole dispositive power with respect to any of the 23,499,933 shares reported as being beneficially owned. Of the 23,499,933 shares beneficially owned by ICM Asset Management, Inc. it has shared dispositive power with respect to all of these shares, and shared voting power with respect to 22,562,390 shares. James M. Simmons is the President of ICM Asset Management, Inc, and is also the beneficial owner of these shares in such capacity. Accordingly, these shares are also included in the shares reflected as being beneficially owned by James M. Simmons.

(3) Based upon information contained in Schedule 13G dated February 14, 2002, as filed with the SEC by James M. Simmons. Included in the shares beneficially owned by Mr. Simmons are 23,499,933 shares shown as being beneficially owned by ICM Asset Management, Inc., a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. James M. Simmons is the President of ICM Asset Management, Inc, and is therefore also the beneficial owner of these shares in such capacity. Mr. Simmons has neither sole voting nor sole dispositive power with respect to any of the 24,980,042 shares reported as being beneficially owned by him. Of the 24,980,042 shares beneficially owned by Mr. Simmons, he has shared dispositive power with respect to all of these shares, and shared voting power with respect to 24,042,499 shares.

(4) Includes 31,250 shares beneficially owned, and 755,000 shares which may be purchased pursuant to options within 60 days of November 30, 2002.

(5) Includes 340,989 shares which are held by the firm Robinson, Diamant & Wolkowitz where Mr. Diamant is a senior partner. Mr. Diamant disclaims beneficial ownership of these shares. Includes 250,000 shares which may be purchased pursuant to options within 60 days of November 30, 2002.

(6) Includes 680,000 shares which may be purchased pursuant to options exercisable within 60 days of November 30, 2002.

(7) Includes 625,000 shares which may be purchased pursuant to options exercisable within 60 days of November 30, 2002 and 12,500 shares owned by Mr. Reitman's wife, as to which 12,500 shares he disclaims any beneficial ownership.

(8) Includes 3,466,875 shares which may be purchased pursuant to options and warrants exercisable within 60 days of November 30, 2002.

(9) Includes 3,250,000 shares which may be purchased pursuant to options and warrants exercisable within 60 days of November 30, 2002.

(10) Includes 250,000 shares which may be purchased pursuant to options and warrants exercisable within 60 days of November 30, 2002.

(11) Includes 175,000 shares beneficially owned which are held of record by Advanced Integrated Systems, Inc., and 7,567,917 shares which may be purchased pursuant to options within 60 days of November 30, 2002.

(12) Includes 2,872,083 shares which may be purchased pursuant to options exercisable within 60 days of November 30, 2002.

(13) Includes 1,870,583 shares which may be purchased pursuant to options exercisable within 60 days of November 30, 2002.

(14) Includes 175,000 shares beneficially owned which are held of record by Advanced Integrated Systems, Inc., 74,000 shares owned by Mr. Schwartz's children, to which Mr. Schwartz disclaims beneficial ownership, and 2,934,583 shares which may be purchased pursuant to options within 60 days of November 30, 2002.

(15) Includes 20,000 shares owned by Mr. Veen's children, to which Mr. Veen disclaims beneficial ownership, and 2,038,333 shares which may be purchased pursuant to options within 60 days of November 30, 2002.

(16) These individuals are no longer officers or employees of the Company.

The mailing address for Gardner Lewis Asset Management, L.P. is 285 Wilmington West Chester Pike, Chadds Ford, PA 19317.

The mailing address for ICM Asset Management, Inc. and James M. Simmons is W. 601 Main Avenue, Suite 600, Spokane, WA 99201.

The mailing address for the others is c/o Aura Systems, Inc., 2335 Alaska Avenue, El Segundo, CA 90245.

Board of Directors Meetings and Committees

     Aura's Board of Directors held nine meetings during the year ended February 28, 2002. Each Director whose term is expected to continue, attended more than 75% of the Board meetings during Fiscal 2002. During the last fiscal year, the Company did not maintain a nominating committee. Since August 1993, the Company has maintained a Compensation Committee which presently consists of Salvador Diaz-Verson, Jr. and Lawrence Diamant. The Compensation Committee met not less than four times during Fiscal 2002. Since January 1989, the Company has maintained an Audit Committee which presently consists of Harvey Cohen, Norman Reitman and John Pincavage. The Audit Committee approves the selection and engagement of independent accountants and reviews with them the plan and scope of their audit for each year, the results of the audit when completed, and their fees for services performed. The Audit Committee met not less than four times during the fiscal year ended February 28, 2002.

     Effective Fiscal 2002, each non-employee Director is entitled to receive 100,000 stock options per year for serving as a Director, and an additional 25,000 stock options per year for each Director who serves on the Audit
Committee. Effective Fiscal 2002, new Directors are entitled to receive an initial membership grant of 250,000 stock options. The above options vest six months plus one day from the date of grant and the exercise price is set at or above market as of the date of grant.

                             EXECUTIVE COMPENSATION

     Cash Compensation For Executives

     The following table summarizes all compensation paid to the Company's Chief Executive Officer, and to the four most highly compensated executive officers of the Company other than the Chief Executive Officer whose total compensation exceeded $100,000 during the fiscal year ended February 28, 2002. Each of the individuals named in the table ceased to be executive officers as of February 28, 2002.

                                                   SUMMARY COMPENSATION TABLE


                                                                    Annual                  Long-term               All Other

        Name and Principal Position               Year         Compensation(1)         Compensation Awards       Compensation(2)
        ---------------------------               ----         ---------------         -------------------       ---------------

                                                                    Salary                Options/SARs
        Zvi (Harry) Kurtzman (1)                  2002              $385,000                7,718,750                   $0
        Chief Executive Officer                   2001               385,000                4,500,000                    0
                                                  2000               386,232                    0                        0

        Gerald S. Papazian (1)                    2002              $210,000                2,268,750                   $0
        President and Chief Operating             2001               210,000                1,000,000                2,029
        Officer                                   2000               217,777                    0                        0

        Arthur J. Schwartz (1)                    2002              $205,000                4,143,750                   $0
        Executive Vice President                  2001               205,000                1,000,000                    0
                                                  2000               210,192                    0                        0

        Steven C. Veen (1)                        2002              $200,000                2,175,000                   $0
        Senior Vice President and                 2001               200,000                1,000,000                2,100
        Chief Financial Officer                   2000               205,469                    0                        0

        Cipora Kurtzman Lavut (1)                 2002              $195,000                3,956,250                   $0
        Senior Vice President                     2001               195,000                1,000,000                    0
                                                  2000               203,942                    0                        0

     (1) The amounts shown are the amounts actually paid to the named officers during the respective fiscal years. Because of the timing of the payments, these amounts do not always represent the actual salary accrued for each individual during the period. The actual salary rate for these individuals which was accrued during the fiscal year ended February 2002, 2001 and 2000, respectively, were as follows: Zvi (Harry) Kurtzman - $385,000, $385,000, $385,000; Gerald S. Papazian - $210,000, $210,000, $210,000; Arthur J. Schwartz - $205,000,
$205,000,  $205,000;  Steven  C. Veen -  $200,000,  $200,000,  $200,000;  Cipora
Kurtzman Lavut - $195,000, $195,000, $195,000. Of the compensation paid in fiscal 2001, $100,427, $53,140, $50,254, $35,301, $38,027 was paid in the form
of  315,361,  166,869,  157,807,  110,851,  119,414  shares,  respectively,   of
restricted Common Stock of the Company to Mr. Kurtzman, Mr. Papazian, Mr. Schwartz, Mr. Veen and Ms. Kurtzman Lavut, respectively. Of the compensation paid in fiscal 2000, $144,561, $34,781, $78,201, $44,918 and $58,520 was paid in
the  form  of  535,413,   128,818,   289,632,   166,363,   and  216,742  shares,
respectively, of restricted Common Stock of the Company, valued as of the date of issuance, to Mr. Kurtzman, Mr. Papazian, Mr. Schwartz, Mr. Veen and Ms. Kurtzman Lavut, respectively.

     (2) Such compensation consisted of total Company contributions made to the plan account of each individual pursuant to the Company's Employee Retirement Savings Plan during the fiscal year ended February 28, 2002.

     No cash bonuses or restricted stock awards were granted to the above individuals during the fiscal years ended February 28, 2002, February 28, 2001, and February 29, 2000. Effective Fiscal 2002, each non-employee Director is entitled to receive 100,000 stock options per year for serving as a Director, and an additional 25,000 stock options per year for each Director who serves on the Audit Committee. Effective Fiscal 2002, new Directors are entitled to receive an initial membership grant of 250,000 stock options. The above options vest six months plus one day from the date of grant and the exercise price is set at or above market as of the date of grant.

     Option Grants in the Last Fiscal Year

     The following table summarizes certain information regarding option grants to purchase Common Stock of the Company to the Chief Executive Officer and those other executive officers named in the Summary Compensation Table (the "Named Executive Officers").

                    OPTIONS / SAR GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
      ----------------------------- ------------------------------------------- ------------- -------------------------

                                      Number of        % of                                          Potential
                                     Securities       Total                                     Realizable Value at
                                       Under-        Options/                                      Assumed Annual
                                        lying          SARs                                     Rates of Stock Price
                                      Options/      Granted to      Exercise                        Appreciation
                                        SARs        Employees       Or Base                       For Option Term*
                                       Granted      In fiscal        Price       Expiration
      Name                               (#)           Year          ($/Sh)         Date          5% ($)      10% ($)
      ----------------------------- -------------- -------------- ------------- ------------- ----------- -------------
      Zvi (Harry) Kurtzman            7,718,750       36.8%           0.55        12/21/11       385,938     3,164,687
      Gerald Papazian                 2,268,750       10.8%           0.55        12/21/11       113,438     1,043,625
      Arthur J. Schwartz              4,143,750       19.8%           0.55        12/21/11       207,188     1,698,938
      Steven C. Veen                  2,175,000       10.4%           0.55        12/21/11       108,750       891,750
      Cipora Kurtzman Lavut           3,956,250       18.9%           0.55        12/21/11       197,813     1,622,063

         The following table summarizes certain information regarding the number and value of all options to purchase Common Stock of the Company held by the Chief Executive Officer and those other executive officers named in the Summary Compensation Table.

              AGGREGATED OPTION / SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION / SAR VALUES

                                           Number of Unexercised                        Value of Unexercised
                                           Options/SARs at Fiscal                       In-the-Money Options/
       Name                                          Year End                        SARs at Fiscal Year End*
       ----                                ----------------------------              ------------------------
                                        Exercisable          Unexercisable        Exercisable           Unexercisable
                                        -----------          -------------        -----------           -------------

      Zvi (Harry) Kurtzman                6,734,583            6,804,167           $   180,000         $      90,000
      Gerald S. Papazian                  1,653,917            1,840,833           $    40,000         $      20,000
      Arthur J. Schwartz                  2,717,917            3,170,833           $    40,000         $      20,000
      Steven C. Veen                      1,821,670            1,778,333           $    40,000         $      20,000
      Cipora Kurtzman Lavut               2,655,417            3,045,833           $    40,000         $      20,000

* Based on the average high and low reported prices of the Company's Common Stock on the last day of the fiscal year ended February 28, 2002.

     No options were exercised by the above individuals during the fiscal year ended February 28, 2002.

     Compensation Committee Report

     The Company maintains a Compensation Committee (the "Committee"), consisting entirely of outside, disinterested, Directors who are not employees or former employees of the Company. The Committee recommends salary practices for executive officers of the Company, with all compensation determinations ultimately made by a majority of the outside, disinterested Directors.

     Compensation Philosophy

     The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance. Compensation of executive officers includes salary as well as stock-based programs. The Board believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurably superior performance. The Company places special emphasis on equity-based compensation, particularly in the form of options. This approach also serves to match the interests of the executive officers with the interest of the Stockholders. The Company seeks to reward achievement of long and short-term performance goals which are measured by a number of factors, including improvements in revenue and achieving profitability.

     Included in the factors considered by the Committee in setting the compensation of the Company's Chief Executive Officer are the growth in the Company's commercial sales, the development of commercial applications for the Company's technology, and the effective allocation of capital resources.

     Termination of Certain Employment Contracts

     The Company offers employment contracts to key executives only when it is in the best interest of the Company and its stockholders to attract and retain such key executives and to ensure continuity and stability of management. Effective as of March 1998, the Company entered into employment agreements and severance agreements with Messrs. Kurtzman, Schwartz, Papazian, Veen, Froch, Kaufman, and Ms. Kurtzman Lavut and entered into severance agreements with Messrs. Goldstein, Mail, and Stuart. The Committee reviewed and approved such agreements unanimously after consulting with a nationally recognized employee benefits firm and determining that such agreements were necessary in order to retain highly qualified executives whose abilities are critical to the long-term success and competitiveness of the Company.

     The  employment  agreements  with  Mr.  Kurtzman  and the  Named  Executive
Officers had an initial term of three years. The term would be automatically extended for one year on each anniversary of the effective date of the employment agreement unless either party gave prior notice of termination of the agreement. Upon the death or disability of these executives, their employment agreements provided for a lump sum payment equal to one year's salary and the immediate vesting of stock based compensation awards. In the event of the executive's termination for cause, the terminated executive was entitled only to compensation accrued through the date of termination. If the executive was terminated by the Company other than by reason of death, disability or cause, the terminated executive would be entitled to continued payment of the base salary through the end of the stated term together with an annual bonus for each of the remaining years under the employment agreement equal to the highest annual bonus amount received by the terminated executive in the three years preceding termination and the immediate vesting of stock based compensation awards.

     Pursuant to severance agreements entered into effective March 1998 between the Company and key executives of the Company, including Mr. Kurtzman and the Named Executive Officers, these individuals were entitled to certain additional benefits, which would become effective at such time as there was a "change in control" of the Company, as defined in the severance agreements. If such executive's employment was terminated following a change in control other than by reason of death, disability or by the executive without "good reason", or if following a change in control the executive elected to terminate his employment on the one year anniversary following a change in control, the terminating executive would be entitled to specified severance payments in lieu of salary, bonus and other compensation which would otherwise accrue to the executive upon termination of the employment agreement. Specifically, the severance agreements provided that, for Messrs. Kurtzman and Schwartz and Ms. Kurtzman Lavut, a lump sum severance payment would be due upon termination in the amount of three times the sum of the terminated executive's base salary then in effect plus the highest annual bonus earned in the three years preceding the date of termination; and in the case of Messrs. Veen and Papazian, 1.5 times such base salary and bonus. The severance agreements also provided for the accelerated vesting of stock based awards and the continuation of life and health insurance benefits following the date of termination for 36 months.

     In March 2000, Mr. Kurtzman proposed to the Board of Directors that consideration be given to restructuring employment and severance agreements to allow the Company the flexibility to implement an orderly management transition, if and when deemed advisable by the Board. Certain members of the Company's senior management believed that at some time in the future, as market acceptance of the AuraGen(R) accelerated and manufacturing operations expanded, it might be desirable to replace all or part of the senior members of the management team with individuals having focused experience in large scale manufacturing and sales operation.

     Subsequently, the Company's Board of Directors entered into discussions with certain members of senior management with a view towards restructuring the employment and severance agreements. The Board of Directors, through its Compensation Committee, retained independent outside consultants to formulate a proposal whereby the existing employment and severance agreements with senior management would be modified to allow for the possibility of an orderly management transition in the future if and when deemed advisable by the Board.

     In December 2001, following deliberations by the Compensation Committee and the Board of Directors in consultation with independent consultants and after concluding discussions with the affected members of the management team the Company entered into separation agreements with Messrs. Kurtzman, Papazian, Schwartz, Kaufman and Veen and Ms. Kurtzman Lavut, terminating their existing employment contracts and restructuring their severance benefits. Pursuant to these separation agreements, these individuals terminated their employment relationship with the Company effective February 28, 2002. Under the terms of the separation agreements, the departing officers relinquished their right to any multi-year cash severance benefits in exchange for a one time grant of stock options and warrants exercisable at a price of $.55 per share, which vest over a period of 18 months from the termination of employment. The aggregate number of shares underlying the options and warrants issued under these separation agreements is 22,218,750. The number of stock options for each person was determined based on the underlying total compensation due to the employee upon termination under each person's existing employment agreement, multiplied by two and divided by $0.32 per share. Each of the officers has agreed to continue as a consultant to the Company for a period of one year at 85% of their former compensation. In addition, each executive is entitled to receive continued medical benefits for three years following termination of employment.

     Section 162(m) Policy

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company has taken steps to provide that these exemptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

     To date, no executive officer has received compensation in excess of $1 million in any year. The Company has recently learned, however, that its 2000 Stock Option Plan does not contain the provisions necessary to allow for options to qualify for exemption. The proposed Amended and Restated 2000 Stock Option Plan does contain such provisions.

                                Committee Members

                Salvador Diaz-Verson, Jr. and Lawrence A. Diamant


         Compensation Committee Interlocks and Insider Participation

     The Compensation Committee for the fiscal year ended February 28, 2002 comprised Salvador Diaz-Verson, Jr., Stephen A. Talesnick, and Harry Haisfield. Decisions regarding compensation of executive officers for the fiscal year ended February 28, 2002 were made unanimously by the outside, disinterested Directors of the Board of Directors, after reviewing recommendations of the Compensation Committee.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Related Party Transactions

     In the third quarter of Fiscal 2002, the Company entered into a short-term loan agreement with Carl Albert, a member of the Board of Directors, for $250,000, bearing interest at a rate of 10%. The note, including accrued interest of $2,500, was repaid within the third quarter. In the fourth quarter of Fiscal 2002, the Company entered into a short-term loan agreement with Carl Albert for another $250,000, bearing interest at a rate of 10%. The note, which is included in current notes payable at February 28, 2002, and accrued interest of $4,400, was repaid in March 2002. The Company incurred approximately $15,000 in legal fees to Mr. Albert's counsel pursuant to the loan agreements.

     In May 2002, Mr. Albert acquired 500,000 shares of Common Stock from the Company for $100,000 in connection with a private placement by the Company to a number of third party investors.

     During Fiscal 2002, the law firm of Robinson, Diamant and Wolkowitz received $50,000 and 483,846 shares of Aura Common Stock valued at approximately $159,000 in consideration of legal services rendered by the firm to Aura. Lawrence Diamant, a Director of the Company, is a member of this law firm. In July 2002, Mr. Diamant acquired 50,000 shares of Common Stock from the Company for $10,000 in connection with a private placement by the Company to a number of third party investors.

     As more fully described in the Company's 8-K filed on December 13, 2002, the Company consummated the initial closing under an Agreement for Sale and Leaseback on December 1, 2002 with a group of individuals, (the "Purchasers") pursuant to which the Company agreed to sell its Aura Realty, Inc. ("Aura
Realty") subsidiary to Purchasers and enter into a new 10-year lease of the properties owned by Aura Realty. Aura Realty was a wholly-owned subsidiary of the Company whose sole assets consist of certain real properties currently occupied by the Company as its headquarter facilities in El Segundo, California. Of the sixteen Purchasers, five are current consultants to the Company and members of the Company's former management who separated from the Company at the end of February 2002 (the "Consultants"). A fee of $50,000 was paid by the Company to the Consultants in connection with the Agreement. The Company also paid to the Consultants approximately $135,000 from the funds it received at closing representing a portion of unpaid consulting fees contractually due to the Consultants at December 1, 2002.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors, and beneficial owners of more than ten percent of the Common Stock, to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended February 28, 2002, all filing requirements applicable to its officers, directors, and ten percent beneficial owners were satisfied except that Messrs. Cohen and Mr. Diaz-Verson did not timely file a single Form 5 with two transaction acquisitions reported.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of the Company with the cumulative total return on the NASDAQ Stock Market Index (U.S.) and the S&P Industrial Index+. The Comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


COMPARISON   OF  FIVE  YEAR   CUMULATIVE   TOTAL  RETURN*  AMONG  AURA  SYSTEMS,
INCORPORATED,  THE NASDAQ  STOCK  MARKET  (U.S.)  INDEX AND THE S & P INDUSTRIAL
INDEX



                   *$100 INVESTED ON 2/28/97 IN STOCK OR INDEX-
                       INCLUDING REINVESTMENT OF DIVIDENDS.
                       FISCAL YEAR ENDING FEBRUARY 28

                             Cumulative Total Return


                                                      1997          1998          1999         2000            2001            2002
                                                      ----          ----          ----         ----            ----            ----

Aura Systems, Inc.      Return %                                   16.30        -84.00       -31.58           36.36          -17.78
                        Cum $                      $100.00       $116.30        $18.61       $12.73          $17.36          $14.27

S&P INDUSTRIALS         Return %                                   34.56         23.21        17.39          -15.99           -8.95
                        Cum $                      $100.00       $134.56       $165.79      $194.62         $163.50         $148.88

NASDAQ US               Return %                                   36.64         30.24       104.32          -54.45          -18.85
                        Cum $                      $100.00       $136.64       $177.96      $363.60         $165.62         $134.40

+ In 2001, the S&P Technology Index was divided into individual technology sectors which do not match the Company's business area. As a result, on a going forward basis comparisons will be made versus the Industrial Index which is more indicative of the Company's business.

PROPOSAL NO. 2

        PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
    TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

The Board of Directors recommends that the Stockholders vote "For" the proposed amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance.

     On December 10, 2002, the Board of Directors adopted resolutions approving an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock, $.005 par value per share, authorized for issuance from 500,000,000 to 1,000,000,000 (the "Common Stock Amendment"), and directing that the Amendment be presented to the Stockholders for approval at the Company's Annual Meeting.

     As of December 10, 2002, approximately 432,272,225 shares of the Company's Common Stock were outstanding. Accordingly, after including shares, including options and warrants, reserved for future issuance, no shares of Common Stock are available for issuance. Additional shares of Common Stock beyond the amount currently authorized will be required by the Company in the near future for the following reasons:

     o The Company will be impeded in its ability to raise needed capital to sustain and expand its operations if it does not have additional authorized shares of Common Stock available for issuance.

     o The Company will be impeded in its ability to attract and build strategic relationships.

     o The availability of proceeds from future sales of Common Stock will allow the Company the flexibility to reduce existing debt.

     o Additional authorized shares of Common Stock will be required to make full use of the 2000 Stock Option Plan, which the Company believes will be necessary to attract, retain and motivate qualified personnel.

     For these reasons, Management believes it is both necessary and appropriate to increase the number of its authorized shares of Common Stock from 500,000,000 to 1,000,000,000.


     Need for Additional Working Capital

     Historically, the Company's cash flow from operations has not been sufficient to maintain its business. In the past, the Company has financed its growth from external sources of financing. These sources have included, principally, the sale of its Common Stock and private indebtedness convertible into Common Stock. Access to conventional bank financing has been limited.

     In the fiscal year ended February 28, 2002, significant steps were taken to downsize and refocus the Company's business on the Company's AuraGen(R) mobile generator. Management believes that despite these actions, current and projected cash flow for at least the next six months will not be sufficient to maintain and expand these operations. Thereafter, the Company anticipates that additional capital will be required to meet the anticipated increased demand for the AuraGen products. Absent an increase in the number of authorized shares of its Common Stock, the Company will be limited in its ability to implement its planned future growth and expansion.

     Ability to Reduce Existing Debt

     Following the Company's debt restructuring in Fiscal 2002, the Company still has significant indebtedness. It may be in the Company's interest in the future to raise additional funds from the sale of its Common Stock to reduce a portion of this outstanding indebtedness. Certain creditors of the Company have expressed an interest in forgiving a portion of outstanding debt in exchange for early payment. Therefore, depending upon a number of factors, including the future price of the Company's Common Stock, it may be desirable to utilize proceeds from the future sale of Common Stock to prepay debt.

     Continuation of the 2000 Stock Option Plan

     The Company must continue to use its 2000 Stock Option Plan, which the Company believes is essential to attract, retain and motivate key personnel. Absent an increase in the number of authorized shares of Common Stock, the Company will be unable to continue utilizing the Option Plan.

     Therefore, Management believes it is essential that the Stockholders vote in favor of the proposal to increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000. Although the Company has no plans to utilize all of the increased authorized shares which would be available if the Common Stock Amendment is approved, Management believes that it is important that the Company have the flexibility to issue additional shares without further authorization from the Stockholders. If the Common Stock Amendment is approved by the Stockholders, the Company will not seek further authorization from the Stockholders prior to any issuances of Common Stock, except as may be required by law or securities exchanges.

     The authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Stockholders. Shares of authorized and unissued Preferred Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult and, therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of the Company's Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.

     The holders of Common Stock have equal rights to dividends when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company, subject to the rights of the holders of any outstanding Preferred Stock. Holders of Common Stock do not have preemptive rights. Holders of Common Stock are entitled to one vote per share on all matters which Stockholders are entitled to vote upon at all meetings of Stockholders.

Amendment to Articles of Incorporation

     If approved, Article "FOURTH" of the Articles of Incorporation would be amended and restated as follows:

     "FOURTH". The total number of shares of stock which this corporation is authorized to issue is: One Billion Ten Million (1,010,000,000) shares of the par value of $.005 each, amounting to Five Million Fifty Thousand Dollars ($5,050,000.00), of which One Billion (1,000,000,000) shares shall be Common Stock and Ten Million (10,000,000) Shares shall be Preferred Stock. The Preferred Stock shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions permitted under the General Corporation Law of the State of Delaware, which the Board of Directors of the Corporation may fix by resolution.


Stockholder Vote

     The affirmative vote of the holders of shares representing a majority of the outstanding shares on the record date is required to authorize the Common Stock Amendment.

PROPOSAL NO. 3

            TO CONSIDER AND ACT UPON A PROPOSAL TO EFFECT A POSSIBLE
                   REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

The Board of Directors recommends that Stockholders vote "FOR" the proposal to effect a possible reverse split.

     The Reverse Stock Split Proposal

     On December 10, 2002, the Board of Directors adopted resolutions directing that the Stockholders consider and vote upon a possible Reverse Stock Split of the Company's Common Stock. The Board believes that the Reverse Split is beneficial to the Company and the Stockholders. The principal reasons for the Reverse Split are to aid the Company in meeting listing requirements for the Nasdaq Stock Market, to attempt to enhance investor interest in the Common
Stock, and to attempt to help the investment community realize the underlying value of the Common Stock.

     Under the terms of the Reverse Stock Split Proposal being submitted to the Stockholders, the Board of Directors would be authorized to file an amendment to the Company's Certificate of Incorporation to effect a Reverse Stock Split of the Company's outstanding Common Stock in an amount not greater than one share of Common Stock for each 10 shares of outstanding Common Stock at any time prior to the Company's next Annual Meeting of Stockholders. Assuming Stockholder approval of the Reverse Stock Split Proposal, the Board of Directors would retain the discretion to implement a Reverse Stock Split of not greater than 1:10, or to abandon the Reverse Stock Split Proposal.

     In determining when or if the Board will implement the Reverse Stock Split Proposal, the Board of Directors may consider a variety of factors in determining whether to proceed with the Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business developments, and the Company's actual and projected financial performance.

     Presently, the Board of Directors does not intend to implement the Reverse Stock Split Proposal unless the market price of the Company's Common Stock trades at or near $1.00 per share. However, following Stockholder approval of the Reverse Stock Split Proposal, the Board of Directors will retain the absolute discretion to implement the Reverse Stock Split Proposal in an amount not greater than 1:10 at any time prior to the Company's next Annual Meeting of Stockholders or to abandon implementation of the Reverse Split. On December 10, 2002, the closing price of the Company's Common Stock was $0.07 per share.

     If the Stockholders approve the Reverse Stock Split Proposal and the Board of Directors thereafter elects to implement the Reverse Split, the Company intends to issue a press release announcing the terms and effective date of the Reverse Split not less than 10 days prior to the effective date of the Reverse Split.

     Reasons for the Reverse Stock Split Proposal

     From 1988 until July 1999, the Company's Common Stock was listed on The Nasdaq Stock Market ("Nasdaq"). In July 1999, the Company's Common Stock was delisted from The Nasdaq Stock Market as a result of the Company's inability to timely file its Annual Report on Form 10-K with the Securities and Exchange Commission because of the delay in completing the audit of its annual financial statements. The audit was completed in February 2000 and the Company regained compliance with its SEC reporting obligations.

     The Common Stock is currently quoted on the over-the-counter market. The Company believes the Reverse Split is necessary to achieve compliance with the quantitative listing maintenance criteria established by Nasdaq regarding the minimum bid price of listed securities. For initial inclusion on the Nasdaq National Market, the minimum bid price per share is required to be at least $5.00. The Company believes that, other than the minimum bid price, it will meet all of the listing requirements required for listing on Nasdaq.

     The Company expects that, as a result of the Reverse Split, the market price of the Common Stock would increase significantly, thereby enabling the Company to comply with the Nasdaq $5.00 minimum bid price requirement.

     Because the Common Stock is not listed on Nasdaq, trading of the Common Stock is conducted in the over-the-counter market. Because of the absence of a Nasdaq listing, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on Nasdaq and presently trades at less than $5.00 per share, trading in the Common Stock is also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Because the Company's Common Stock is presently classified as a "penny stock," prior to effectuating any trade in the Common Stock, a broker or dealer is required under such Exchange Act rules to make a suitability determination as to such proposed purchaser of the Common Stock and to receive a written agreement, meeting certain requirements, prior to effectuating any transaction in the Common Stock. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

     The Board also believes that the current low per share price of the Common Stock may have a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual Stockholders and the potential ability of the Company to raise capital by issuing additional shares of Common Stock or other securities convertible into Common Stock or to undertake merger or acquisition transactions. Reasons for these effects include internal policies and practices of certain institutional investors which prevent or tend to discourage the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin, and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

     In addition, since broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual Stockholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board believes that the Reverse Split, and the expected resulting increased price level, may enhance investor interest in the Common Stock and may help the investment community realize the underlying value of the Common Stock. There is however, no assurance that any of the foregoing effects will occur.

     While the Board of Directors believes that the shares of Common Stock will trade at higher prices than those which have prevailed in recent months, there is no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Split since there are numerous factors and contingencies which could affect such price. There is no assurance that the Company will meet the listing requirements for Nasdaq following the Reverse Split.

         Implementation of the Reverse Split

     The Reverse Split, if implemented, will be formally implemented by filing an amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware amending the Company's Certificate of Incorporation to reflect the Reverse Stock Split, effective as of 5:00 p.m., Eastern time, on the date of the filing of such amendment with the Delaware Secretary of State (the "Effective Time"). At the Effective Time all outstanding shares of Common Stock held by each holder of record on such date would be automatically combined into such lesser number of shares as is determined by the Board of Directors, without any further action on the part of the Stockholders. No fractional shares will be issued. All fractional shares for one-half share or more will be increased to the next higher whole number of shares and all fractional shares less than one-half share will be decreased to the next lower whole number of shares, respectively.

     Effects of the Reverse Stock Split

     The effect of the Reverse Split upon holders of Common Stock will be that the total number of shares of the Company's Common Stock (each, an "Old Share") held by each Stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by the number determined by the Board of Directors, not to exceed 10, adjusted, as described, for any fractional shares (each, a "New Share").

     Assuming the Reverse Split is approved by the Company's Stockholders at the Annual Meeting and implemented by the Company, each Stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

     All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. The Reverse Split would not affect any Stockholder's proportionate equity interest in the Company except for those Stockholders who would receive an additional share of Common Stock in lieu of fractional shares.

     The Reverse Split may result in some Stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     Certain Rights of Common Stock Holders

     The holders of Common Stock have equal rights to dividends when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company, subject to any rights, preferences or privileges of holders of any outstanding Preferred Stock. Holders of Common Stock do not have preemptive rights. Holders of Common Stock are entitled to one vote per share on all matters which Stockholders are entitled to vote upon at all meetings of Stockholders.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

     Pursuant to Delaware law, the Company's Stockholders are not entitled to dissenters' rights of appraisal with respect to the Reverse Stock Split Proposal.

     Exchange of Stock Certificates

     Assuming the Reverse Split is approved by the Stockholders and implemented by the Company, Stockholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent following the effectiveness of the Reverse Split. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

     Federal Income Tax Consequences

     The following description of Federal Income Tax consequences is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement.

     The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The Company, however, believes that because the Reverse Split is not part of a plan to periodically increase a Stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following Federal income tax effects:

     1. The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E)(5) of the Code.

     2. A Stockholder will not recognize gain or loss on the exchange. In the aggregate, the Stockholder's basis in the New Shares will equal such Stockholder's basis in the Old Shares.

     3. A Stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefore.

     The Company will not recognize any gain or loss on the exchange by reason of Section 1032 of the Code.

     The Federal Income Tax discussion with respect to the Reverse Split set forth above is included for general information only. All Stockholders are advised to consult their own tax advisors as to federal, state and local or foreign tax consequences applicable to them which could result from the Reverse Split.

     Stockholder Vote

     The affirmative vote of the holders of shares representing a majority of the outstanding shares on the record date is required to adopt the Reverse Stock Split Proposal.


     Amendment to Articles of Incorporation if Proposal 2 is Approved

     If Proposal 2 of this Proxy Statement is approved thereby increasing the number of authorized shares of Common Stock to 1,000,000,000, and if Proposal 3 of this Proxy statement is approved thereby authorizing the Board to effect a possible reverse stock split, and if the Board elects to file an amendment to effect the Reverse Stock Split, then Article "FOURTH" of the Articles of Incorporation would be amended and restated as follows:

     "FOURTH". The total number of shares of stock which this corporation is authorized to issue is: One Billion Ten Million (1,010,000,000) shares of the par value of $.005 each, amounting to Five million Fifty Thousand Dollars ($5,050,000.00), of which One Billion (1,000,000,000) shares shall be Common Stock and Ten Million (10,000,000) Shares shall be Preferred Stock. The Preferred Stock shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions permitted under the General Corporation Law of the State of Delaware, which the Board of Directors of the Corporation may fix by resolution. Upon the effective date of this Amendment (the "Effective Date"), each 10 shares of Common Stock outstanding immediately prior to the Effective Date shall be automatically converted into and reclassified as one share of Common Stock. No fractional shares will be issued. All fractional shares for one-half share or more will be increased to the next higher whole number of shares and all fractional shares less than one-half share will be decreased to the next lower number of shares, respectively.


     Amendment to Articles of Incorporation if Proposal 2 is Not Approved

     If Proposal 2 of this Proxy Statement is not approved, and the total number of authorized shares of Common Stock remains at 500,000,000, and if Proposal 3 of this Proxy statement is approved thereby authorizing the Board to effect a possible reverse stock split, and if the Board elects to file an amendment to effect the Reverse Stock Split, then Article "FOURTH" of the Articles of Incorporation would be amended and restated as follows:

     "FOURTH". The total number of shares of stock which this corporation is authorized to issue is: Five Hundred Ten Million (510,000,000) shares of the par value of $.005 each, amounting to Two Million Five Hundred Fifty Thousand Dollars ($2,500,000.00), of which Five Hundred Million (500,000,000) shares shall be Common Stock and Ten Million (10,000,000) Shares shall be Preferred Stock. The Preferred Stock shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions permitted under the General Corporation Law of the State of Delaware, which the Board of Directors of the Corporation may fix by resolution. Upon the effective date of this Amendment (the "Effective Date"), each 10 shares of Common Stock outstanding immediately prior to the Effective Date shall be automatically converted into and reclassified as one share of Common Stock. No fractional shares will be issued. All fractional shares for one-half share or more will be increased to the next higher whole number of shares and all fractional shares less than one-half share will be decreased to the next lower number of shares, respectively.


     The Board of Directors recommends that Stockholders vote "FOR" the proposal to effect a possible reverse split.

PROPOSAL NO. 4

                 TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE
              AN AMENDMENT TO THE COMPANY'S 2000 STOCK OPTION PLAN

The Board of Directors recommends that Stockholders vote "FOR" the proposal to adopt the Amended and Restated Aura Systems, Inc. 2000 Stock Option Plan.

     The Company's 2000 Stock Option Plan was adopted on March 6, 2000. In order to support the Company's long-term incentive compensation program and enable it to continue to attract and retain employees, directors and consultants, the Board of Directors has determined that it is necessary to amend the plan to increase the number of shares available for awards and to make certain changes in the terms of the Plan. Material changes to the plan include, but are not limited to: (1) providing that the shares of Common Stock shall be 100,000,000;
(2) the addition of Incentive Stock Options; (3) the addition of other forms of equity compensation; and (4) the substitution of new Stock Options for previously granted Stock Options, or for the options granted under other plans or agreements, in each case including previously granted options having higher option prices. The changes to the Plan are intended to provide greater flexibility as to the types of awards that may be granted and the manner in which they are administered.

     The following is a description of the material terms of the Plan as amended subject to shareholder approval, and as such is qualified by the actual terms of the Plan, the full text of which is set forth in Exhibit A to this Proxy Statement.

DESCRIPTION OF THE PLAN

     Stock Subject to Plan

     The total number of shares of Common Stock which may be issued Shares awarded under the Plan shall be 100,000,000. Such shares may be authorized but unissued shares or shares that have been issued and reacquired by the Company. The payment of any award in cash shall not count against the Plan's share limit. To the extent a stock option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award will be available for future awards under the Plan. In addition, shares surrendered to the Company in payment of the option price or withheld by the Company to satisfy the award holder's tax liability with respect to an award will not count against the share limit and will become available for issuance under the Plan.

     Administration

     The Plan shall be administered by a committee designated by the Board, or if no committee is designated, then the plan shall be administered by the entire Board. (The Board of Directors or committee so acting is referred to in this description as the "Administrator"). The Administrator is authorized to, among other things, grant and amend (provided however that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan.

     Eligibility

     Awards under the Plan may be made by the Administrator, in its discretion, to all Employees, officers, directors, consultants, advisors and suppliers of the Company or of any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective employees, officers, directors, consultants, advisors and suppliers but such awards shall not become effective until the recipient's commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to employees and prospective employees. Award recipients under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those eligible. The maximum number of Stock Options and/or Stock Appreciation Rights that can be granted in any fiscal year is 25,000,000.

     Types of Awards

     A summary of the types of awards available under the Plan is set forth below. In general, the Administrator has the authority to grant awards on such terms and conditions as it may determine in its sole discretion, except where such discretion is limited by an express provision of the Plan.

     1. STOCK OPTIONS. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares of Common Stock as the Administrator determines. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Administrator determines, at an exercise price determined by the Administrator. (ISOs are subject to restrictions as to exercise period and price as required by the Internal Revenue Code and may be granted only to employees.) Payment of the exercise price may be made in such manner as the Administrator may provide, including one or more of cash, delivery of shares of Common Stock already owned or subject to award under the Plan, broker-assisted "cashless exercise," or any other manner determined by the Administrator. The Administrator may provide that the stock options will be transferable. Upon an optionee's termination of service, the option will be exercisable to the extent determined by the Administrator, either in the initial grant or an amendment thereto. The Administrator may provide that an option that is outstanding on the date of an optionee's death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would otherwise have expired earlier.

     If the Company acquires another business, by merger or otherwise, the Administrator may grant stock options in substitution for any options or other stock awards or stock-based awards granted by such other business or an affiliate thereof. Such substitute stock options may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on stock options contained in the Plan.

     2. RESTRICTED STOCK. Restricted stock is stock that has been issued, subject to forfeiture. In making an award of restricted stock, the Administrator will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock (i.e., the point at which it becomes non-forfeitable) may be conditioned upon the completion of a specified period of service with the Company or a related company, the attainment of specific performance goals, or such other criteria as the Administrator may determine. During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Administrator. The certificate evidencing the restricted stock will be registered in the holder's name, although the Administrator may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Administrator, upon the termination of the award holder's service for any reason during the period before the restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be subject to forfeiture and the Administrator may provide that any purchase price paid by the holder, or an amount equal to the restricted stock's fair market value on the date of forfeiture, if lower, shall be paid to the holder. During the restricted period, the holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the
Administrator. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Administrator.

     3. DEFERRED STOCK. A deferred stock award represents the Company's agreement to deliver shares of Common Stock (or their cash equivalent) at a specified future time. Such delivery may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals, or such other criteria as the Administrator may determine, or may provide for the unconditional delivery of shares (or their cash equivalent) on the specified date. In making an award of deferred stock the Administrator will determine the period during which receipt of the Common Stock will be deferred, and the period, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefore. At the end of the deferral period, and assuming the satisfaction of any condition(s) to vesting of the award, the award will be settled in shares of Common Stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Administrator. During the deferral period set by the Administrator, the award holder may not sell, transfer, pledge or assign the deferred stock award. In the event of termination of service before the deferred stock award has vested, the award will be forfeited, except as may be provided by the Administrator. Deferred stock will carry no voting rights until such time as shares of Common Stock are actually issued. The Administrator has the right to determine whether and when dividend equivalents will be paid with respect to a deferred stock award.

     4. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted. The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control. The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price.

     5. BONUS STOCK AWARDS. The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.


     Deferrals of Awards

     The Administrator may permit an award recipient to elect to defer receipt of any award for a specified period or until a specified event, upon such terms as are determined by the Administrator.


     Change of Control Provisions

     The Plan authorizes the Administrator to grant awards that contain special vesting provisions if there is a Change of Control. If and to the extent provided in the award, upon a Change of Control stock options will become fully exercisable, the restrictions and vesting conditions applicable to restricted stock and deferred stock will lapse and such shares and awards will be deemed fully vested, and the Administrator, in its sole discretion, may accelerate the payment date of all vested restricted stock and deferred stock. A "Change of Control" means generally (1) the acquisition of a majority of the voting power of the Company's stock by a person, entity, or group (with certain exceptions) that owned less than 5% of such voting power immediately prior to the Company's initial public offering; (2) the date on which a majority of the members of the Board of Directors are not "Current Directors" (which term is defined to mean the Company's current Directors and Directors whose nomination or election was approved by a majority of the Directors who at the time were "Current Directors"); (3) a merger or consolidation with another entity where the Company's Stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving Corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the Board of Directors of the surviving Corporation; (4) a sale of substantially all of the assets of the Company; or (5) approval by the Stockholders of a plan of complete liquidation of the Company.


     Amendment

     The Plan is of unlimited duration. The Plan may be discontinued or amended by the Board of Directors, except that no amendment or discontinuation may adversely affect any outstanding award without the holder's written consent. Amendments may be made without Stockholder approval except as required to satisfy stock exchange or regulatory requirements.


     Adjustment

     In the case of certain changes in the Company's structure affecting the Common Stock, appropriate adjustments may be made by the Board of Directors, in its sole discretion, in order to prevent dilution or enlargement of benefits, in the number of shares reserved under the Plan, the number of shares as to which awards can be granted to any individual in any fiscal year, in the number and kind of shares or other property subject to awards then outstanding under the Plan and, where applicable, the amount to be paid by the award holders or the Company pursuant to awards under the Plan. In addition, upon certain corporate transactions the Board may, in its discretion, (1) accelerate the vesting and/or payment date of awards, (2) cash-out outstanding awards, (3) provide for the assumption of outstanding awards by a surviving or transferee company, (4) provide that in lieu of shares of Common Stock of the Company, the award recipient will be entitled to receive the consideration he would have received for such shares in the transaction (or the value of such consideration in cash), and/or (5) require stock options to be either exercised prior to the transaction or forfeited.


     Awards Under the Plan

     The following table sets forth the number of stock options granted to the persons set forth below since the adoption of the Plan, including options that have been exercised, and options that are outstanding.

NAME AND PRINCIPAL POSITION                                                            OPTIONS  RECEIVED  (OR  RECEIVED  SUBJECT  TO
                                                                                         AVAILABILITY OF SHARES)
Zvi (Harry) Kurtzman                                                                                     9,934,823
    Former Chief Executive Officer
Gerald C. Papazian                                                                                       2,645,861
    Former Chief Operating Officer
Steven C. Veen                                                                                           2,581,722
    Former Chief Financial Officer
Cipora Kurtzman Lavut                                                                                    3,799,456
    Former Senior Vice President
Arthur J. Schwartz                                                                                       3,927,633
    Former Senior Vice President
All current executive officers as a group                                                                7,145,000
All current Directors who are not executive officers as a group                                          5,480,000

Neal Meehan                                                                                              3,420,000
    Nominee for election as a Director
Carl Albert                                                                                              3,000,000
    Nominee for election as a Director
Harvey Cohen                                                                                               700,000
    Nominee for election as a Director
Lawrence Diamant                                                                                           250,000
    Nominee for election as a Director
Salvador Diaz-Verson, Jr.                                                                                  680,000
    Nominee for election as a Director
John Pincavage                                                                                             250,000
    Nominee for election as a Director
Norman Reitman                                                                                             600,000
    Nominee for election as a Director
All former and current employees, including all current officers                                        29,896,951
    who are not executive officers, as a group
Each other person who received or is to receive                                                              0
    5 percent of such options, warrants or rights
Each associate of any Director, executive officer, or nominee                                                0


Certain Federal Income Tax Consequences

     The following is a summary of certain Federal Income Tax aspects of stock options that may be awarded under the Plan based upon the laws in effect on the date hereof.

     Non-Qualified Stock Options

     No income is recognized by the optionee at the time a non-qualified option is granted. Upon exercise of the option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain.

     Incentive Stock Options

     An optionee generally will not recognize income upon the exercise of an Incentive Stock Option during the period of his/her employment with the Company or one of its subsidiaries or within three months after termination of employment. (The optionee also will not recognize income upon the exercise of an Incentive Stock Option within 12 months after the optionee's termination of employment by reason of permanent and total disability, or within the remaining term of the option following the optionee's death). However, the "spread" between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an Incentive Stock Option after the expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option.

     If the optionee holds the shares received throughout the "ISO holding period", which is both the two-year period after the ISO was granted and the one-year period after the exercise of the ISO, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the ISO holding period, the disposition is a "disqualifying disposition," which causes the optionee to recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

     Company Deductions

     As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for Federal Income Tax purposes at the same time and in the same amount that an employee or Director recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as "performance based" under Section 162(m) of the Code. The Plan authorizes the Administrator to grant awards that qualify as "performance based", as well as awards that do not qualify.


            Miscellaneous

            On December 10, 2002, the price of the Company's stock was $0.07 per share.


     The Board of Directors recommends that Stockholders vote "FOR" the proposal to adopt the Amended and Restated Aura Systems, Inc. 2000 Stock Option Plan.

PROPOSAL NO. 5

                              INDEPENDENT AUDITORS

The Board of Directors recommends that Stockholders vote "FOR" the proposed ratification of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors.

     The Board of Directors, upon recommendation of the Audit Committee, has selected Singer Lewak Greenbaum & Goldstein LLP as independent auditors to examine the Company's accounts for the fiscal year ending February 28, 2003, and has further directed that Management submit the selection of independent auditors for ratification by the Stockholders at the Annual Meeting of Shareholders. Representatives of Singer Lewak Greenbaum & Goldstein LLP are expected to be present at the Shareholder Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the Stockholders do not ratify the selection of Singer Lewak Greenbaum & Goldstein LLP, the Board of Directors will reconsider the selection of independent auditors.

               FEES PAID TO SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

     The Audit Committee retained Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors to audit the Company's financial statements for Fiscal 2002. The aggregate fees billed by Singer Lewak Greenbaum & Goldstein LLP include fees for the following services rendered during Fiscal 2002:

     Audit Fees - totaling $74,588.

     Financial Information Systems Design and Implementation Fees - Singer did not render professional services relating to financial information systems design and implementation for the fiscal year ended February 28, 2002.

     All Other Fees - totaling $44,813.

     The Audit Committee has concluded that the provisions of the non-audit services listed above as "All Other Fees" and "Financial Information Systems Design and Implementation Fees" are compatible with maintaining the independence of Singer Lewak Greenbaum & Goldstein LLP.

     The Board of Directors recommends that Stockholders vote "FOR" the proposed ratification of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors.


     Audit Committee Report

     The Company maintains an Audit Committee (the "Committee"), consisting entirely of outside, disinterested Directors who are not employees or former employees of the Company. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Committee annually reviews the NASD standard of independence for audit committees and at its most recent review determined that the Committee meets that standard.

     Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, Singer Lewak Greenbaum & Goldstein LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended February 28, 2002 with the Company's management and has discussed with Singer Lewak Greenbaum & Goldstein LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees". In addition, Singer Lewak Greenbaum & Goldstein LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Singer Lewak Greenbaum & Goldstein LLP their independence.

     In August 1998, a lawsuit captioned Collins v. Kurtzman et al. was filed in U.S. District Court in the Central District of California, which purported to be a derivative Shareholder suit on behalf of Aura against members of the Board of Directors of the Company. Aura believes that the action was without merit. In April 1999, a final settlement was entered into by the parties which called for a dismissal of the action and no payments by any of the defendants. In consideration of the plaintiff dismissing its lawsuit, Aura agreed to adopt and implement a fraud detection program (the "Program") under the auspices of the Audit Committee, after consulting with the Company's outside legal counsel and independent auditors. The purpose of the Program is to detect and prevent fraud, maintain accurate books and records for financial transactions, establish procedures to ensure the recording of transactions to be in accordance with generally accepted accounting principles, and to ensure that the Company's SEC filings comply with SEC rules and regulations. The Audit Committee is responsible for monitoring the Program on an ongoing basis with the assistance of the Company's outside legal counsel and its independent auditors.

                                Committee Members

                John Pincavage, Harvey Cohen, and Norman Reitman

                                  MISCELLANEOUS

Stockholder Proposals for the Fiscal 2003 Annual Meeting

     Stockholder proposals complying with the applicable rules under the Exchange Act intended to be presented at the Fiscal 2003 Annual Meeting of Stockholders must be received at the offices of the Company by September 15, 2003 (1) to be considered by Aura for inclusion in Aura's Proxy Statement and Form of Proxy relating to that meeting. Such proposals should be directed to the attention of the Secretary, Aura Systems, Inc., 2335 Alaska Avenue, El Segundo, CA 90245.

     The Stockholder's written notice relating to proposals other than for Director nominees must contain (i) the name and address of the Stockholder making the proposal, (ii) any material interest of the Stockholder in the proposal, and (iii) such information concerning the person making the proposal and the proposal itself as would be required by SEC rules to be included in a proxy statement soliciting proxies for such proposal. Presentation of any Stockholder proposal at the Annual Meeting is also subject to procedures established by the Chairman of the Meeting consistent with Delaware corporate law.


Other Matters

     Neither Aura, nor any of the persons named as Proxies, knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as Proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

     Under the Company's By-Laws, nominations for Director of the Company and other Stockholder proposals, other than those made by the Board of Directors, may only be made by Stockholders of record on the record date who have delivered a written notice to the Secretary of the Company no later than 10 days following the Notice of Annual Meeting.


Available Information

     The 2002 Annual Report to Stockholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

     While you have the matter in mind, please complete, sign and return the enclosed proxy card promptly.

                            By Order of the Board of Directors

                            /s/  Michael I. Froch

                            Michael I. Froch
                            Secretary


El Segundo, California


(1) SEC requirement is for proposals to be received at a reasonable time before the Company begins to print and mail its proxy materials. Accordingly, the date inserted must be reasonable in terms of next year's mailing schedule. (See Reg. 14a-8(e)).

PROXY
                               AURA SYSTEMS, INC.
                               2335 ALASKA AVENUE
                              EL SEGUNDO, CA 90245

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Neal F. Meehan and Michael I. Froch as Proxies, each with the power to appoint their substitutes and with full power to act alone, and hereby authorizes them to represent and to vote as designated below, all shares of common stock of Aura Systems, Inc. held of record by the undersigned on December 11, 2002, at the Annual Meeting of Stockholders to be held on February 7, 2003 including any adjournments or continuances thereof.

     The Proxies appointed hereby are instructed to vote as indicated herein on the following proposals as more fully described in the Company's Notice of Meeting of Stockholders and Proxy Statement, each dated January ___, 2003, receipt of which is hereby acknowledged, and in their discretion on any other business which may properly come before the meeting or adjournment thereof.


1.   Election of Directors

[_] FOR all nominees listed below (except  [_] WITHHOLD AUTHORITY to vote
         as marked to the contrary below)          for all nominees listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)


   Neal F. Meehan             Harvey Cohen          Salvador Diaz-Verson, Jr.
   Carl A. Albert             Norman Reitman        John Pincavage
   Lawrence A. Diamant

2. To consider and act upon a proposal to approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000.

                   [_] FOR   [_] AGAINST   [_] ABSTAIN


3. To consider and act upon a proposal to effect a possible reverse split of the Company's Common Stock.

                   [_] FOR   [_] AGAINST   [_] ABSTAIN


4. To consider and act upon a proposal to approve an amendment to the Company's 2000 Stock Option Plan.

                   [_] FOR   [_] AGAINST   [_] ABSTAIN


5. To consider and act upon a proposal to ratify the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for Fiscal 2003.

                   [_] FOR [_] AGAINST [_] ABSTAIN


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1-5.


                  Dated: ______________________, 2003







Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


      __________________________                ____________________________

                  Name                                 Signature


     ___________________________                _____________________________
              Number of Shares                   Signature if held jointly


If you also expect to attend the Annual Meeting of Stockholders, the Board of Directors requests you to check the box below:

          [_] I/we plan to attend the Annual Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                  Exhibit A
                     AMENDED AND RESTATED AURA SYSTEMS, INC.
                             2000 STOCK OPTION PLAN



     WHEREAS, Aura Systems, Inc. (the "Company") adopted a 2000 Stock Option on March 6, 2000 (such plan, as in effect to the date hereof, the "2000 Plan"); and

     WHEREAS, the Company desires to amend and restate the 2000 Plan in order to improve the Company's ability to attract and retain highly qualified personnel by providing greater flexibility in making equity-based awards and increasing the number of shares of Common Stock subject to such awards.

     NOW, THEREFORE, the 2000 Plan is amended and restated to read in its entirety as follows:

SECTION 1.        Purpose and Types of Awards

     1.1 The purposes of the Amended and Restated Aura Systems, Inc. 2000 Stock Option Plan (the "Plan") are to attract, retain and reward its employees, officers, directors, consultants, advisors and suppliers and strengthen the mutuality of interests between such persons and the Company's Shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

     1.2 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; and/or
(v) Bonus Stock. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 2.        Definitions

     "Board" shall mean the Board of Directors of the Company.

     "Bonus Stock" shall mean an award described in Section 10 of the Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to Non-Employee Directors, the entire Board.

     "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share.

     "Company" shall mean Aura Systems, Inc. and its successors.

     "Deferred Stock" shall mean an award described in Section 9 of the Plan.

     "Director Option" shall mean a Stock Option granted under Section 12 of the Plan.

     "Employee" shall mean an employee of the Company or of any Subsidiary of the Company.

     "Fair Market Value" of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or otherwise; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the closing sales price of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

     "Incentive Option" shall mean a Stock Option granted under the Plan which both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

     "Non-Employee Director" shall mean a Director of the Company who is not employed by the Company or any of its Subsidiaries.

     "Non-Qualified Option" shall mean a Stock Option granted under the Plan which either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

     "Optionee" shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

     "Option Period" shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

     "Plan" shall mean the Amended and Restated Aura Systems, Inc. 2000 Stock Option Plan.

     "Relationship" shall mean the status of employee, officer, or Director of the Company or any Subsidiary of the Company.

     "Restricted Stock" shall mean an award described in Section 8 of the Plan.

     "Stock Appreciation Right" shall mean an award described in Section 7 of the Plan.

     "Stock Option" shall mean an Incentive Option or a Non-Qualified Option, and, unless the context requires otherwise, shall include Director Options.

     "Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests.

SECTION 3.        Administration

     3.1 The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.

     3.2 The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant and amend (provided however that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

          (a) to select the persons to whom awards will be granted from among those eligible;

          (b) to determine the number of shares of Common Stock to be covered by each award granted hereunder subject to the limitations contained herein;

          (c) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

          (d) to determine the treatment of awards upon an Employee's retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director's termination of Relationship;

          (e) to determine that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently or (ii) will be deferred and deemed to be reinvested or
     (iii) will otherwise be credited to the award holder;

          (f) to determine whether, to what extent, and under what circumstances Common Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

          (g) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

          (h) to determine, pursuant to a formula or otherwise, the Fair Market Value of the Common Stock on a given date;

          (i) after considering any accounting impact to the Company, to provide that the shares of Common Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

          (j) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

          (k) to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents; and

          (l) after considering any accounting impact to the Company, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

     3.3 The Committee shall have the right to designate awards as "Performance Awards." The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

     3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     3.5 The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by unanimous written consent.

     3.6 No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan.

SECTION 4.        Stock Subject to Plan

     4.1 The total number of shares of Common Stock which may be issued under the Plan shall be 100,000,000, including 43,021,951 shares previously issued in the 2000 Stock Option Plan as of December 11, 2002, subject to adjustment as provided in Section 4.4. Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a Stock Appreciation Right for cash or the payment of any award in cash shall not count against this share limit.

     4.2 To the extent a Stock Option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for awards under the Plan.

     4.3 No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 25,000,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Deferred Stock and/or Bonus Stock awards with respect to more than 25,000,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4.

     4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year, (iii) the number and kind of shares or other property subject to outstanding awards, and (iv) the exercise price of outstanding Stock Options and any other amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards.

     In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations, (iv) provide that in lieu of shares of Common Stock of Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Common Stock (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

     The Board's  determination as to which adjustments shall be made under this
Section 4.4 and the extent thereof shall be final, binding and conclusive.

     4.5 No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.        Eligibility

     5.1 The persons who are eligible for awards hereunder are employees, officers, Directors, consultants, advisors and suppliers of the Company or of any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective employees, officers, Directors, consultants, advisors and suppliers but such awards shall not become effective until the recipient's commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     5.2 Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.

SECTION 6.        Stock Options

     6.1 The Stock Options awarded to Employees under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.

     6.2  Subject to the  following  provisions,  Stock  Options  awarded  under
Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

          (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee, after considering any accounting impact to the Company; provided, however, that the exercise price of any Incentive Option or Non-Qualified Option shall not be less than the Fair Market Value of the Common Stock on the date of the award thereof.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee.

          (c) Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may impose different schedules for exercisability and vesting. After considering any accounting impact to the Company, the Committee may waive any exercise or vesting provisions or accelerate the exercisability or vesting of the Stock Option at any time in whole or in part.

          (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Common Stock already owned by the Optionee for at least six months, (iii) to the extent permitted by law, broker-assisted "cashless exercise" in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or
     (v) any combination of the foregoing.

          (e) No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

          (f) Termination of Employment or Relationship. Following the termination of an Optionee's employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Non-Qualified Option which is outstanding on the date of an Optionee's death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

          (g)  Non-transferability.  Unless otherwise provided by the Committee,
     (i) Stock Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and (ii) during the Optionee's lifetime, all Stock Options shall be exercisable only by such Optionee. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.

          (h) Surrender Rights. The Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

     6.3 Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

          (a) Option Price. No Incentive Option shall have an option price which is less than the Fair Market Value of the Common Stock on the date of the award of the Incentive Option (or, with respect to awards to prospective Employees, on the first day of employment).

          (b) Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Stock Option is awarded.

          (c) Additional Limitations for 10% Shareholders. No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of award of the Incentive Option or (ii) be exercisable more than five years after the date such Incentive Option is awarded.

          (d) Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in
     Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.

          (e) Notice of Disqualifying Disposition. An Optionee's right to exercise an Incentive Option shall be subject to the Optionee's agreement to notify the Company of any "disqualifying disposition" (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

          (f) Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee's lifetime, all Incentive Options shall be exercisable only by such Optionee.

          (g) Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption of the Plan by the Board or approval of the Plan by the Company's Shareholders.

     The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

     6.4 Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7.        Stock Appreciation Rights

     7.1 A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted.

     7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (as defined in Section 14.2) (such Stock Appreciation Right being referred to herein as a "Limited Stock Appreciation Right"). The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price (as defined in Section 14.3).

SECTION 8.        Restricted Stock

     Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

          (b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder's name, but the Committee may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.

          (c) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Common Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

          (d) Except as may be provided by the Committee, in the event of an award holder's termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock's Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

          (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder's Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 9.        Deferred Stock Awards

     Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Common Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Common Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

          (b) Except as may be provided by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

          (c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Common Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.

          (d) Except as may be provided by the Committee, in the event of an award holder's termination of employment or other Relationship before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

          (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Stock or cash under a Deferred Stock award (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under
     Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as "performance-based compensation" within the meaning of
     Section 162(m) of the Code).

SECTION 10.       Bonus Stock Awards

     The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.

SECTION 11.       Election to Defer Awards

     The Committee may permit an award recipient to elect to defer payment of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

SECTION 12.       Non-Employee Director Options

     12.1 Director Options shall be Non-Qualified Options and shall have the following terms and conditions:

          (a) Option Price. The option price per share of Common Stock purchasable under a Director Option shall be the Fair Market Value of the Common Stock on the date of grant.

          (b) Option Term. The term of a Director Option shall be ten years unless the Committee determines that a shorter term will be applicable.

          (c) Exercisability. Each Director Option shall become exercisable and shall vest as determined by the Committee.

          (d) Method of Exercise. The Director Option may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price may, at the election of the Optionee, be made in any one or more of the following: (i) cash (including cash equivalents), (ii) by delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of whole shares of Common Stock already owned by the Optionee for at least six months (which shares shall be valued at their Fair Market Value on the date of exercise), or (iii) to the extent permitted by law, by broker-assisted "cashless exercise" in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Director Option and remit to the Company a sufficient portion of the sales proceeds to pay the total option price for such exercise.

          (e) Termination of Service. If the Optionee's service on the Company's Board is terminated by reason of death, such Optionee's Director Options shall become immediately exercisable, and may be exercised until the end of their term. If the Optionee's service on the Company's Board is terminated for any other reason, such Optionee's Director Options which are exercisable on the date of such termination of Relationship shall continue to be exercisable until the end of their term, and any other Director Options held by such Optionee shall terminate immediately.

          (f) Transferability.  A Non-Employee  Director may transfer a Director
     Option to (i) a revocable trust or other "grantor trust" under Sections 671-677 of the Code for the benefit of the Non-Employee Director during his lifetime, or (ii) one or more of his children, grandchildren and spouse ("family members") or to one or more trusts for the benefit of such family members, or to one or more partnerships in which such family members and the Non-Employee Director are the only partners, or (iii) such other persons or entities as may be permitted by the Board. All transfers of Director Options shall be subject to prior approval by the Board and any terms and conditions as may be imposed by the Board. Except for options transferred as provided in this Section 12.2(f), no Director Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and during the Optionee's lifetime, all Director Options shall be exercisable only by the Optionee.

          (g) No Shareholder Rights. An Optionee shall have neither rights to dividends nor other rights of a shareholder with respect to shares subject to a Director Option until the Optionee has duly exercised the Director Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

          (h) Surrender Rights. The Committee may, after considering any accounting impact to the Company, provide that Director Options may be surrendered for cash upon any terms and conditions set by the Committee.

SECTION 13.       Tax Withholding

     13.1 Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award.

     The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.

     13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Common Stock already owned by the Employee for at least six months. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 14.       Change in Control

     14.1 In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder's consent) of such grant:

          (a) all outstanding Stock Options (including Director Options) and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

          (b)  the  restrictions  and  vesting  conditions   applicable  to  any
     outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;

          (c) the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock and Deferred Stock awards; and

          (d) to the extent the cash payment of any award is based on the Fair Market Value of Common Stock, such Fair Market Value shall be the Change in Control Price.

     14.2 A "Change of Control" shall be deemed to occur on:

          (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, other than the Company and its Subsidiaries as determined immediately prior to that date or an employee benefit plan of the Company or its Subsidiaries, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Securities Exchange Act of 1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

          (b) the date on which one-third or more of the members of the Board shall consist of persons other than Current Directors (for these purposes a "Current Director" shall mean any member of the Board on the effective date specified in Section 17 hereof and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

          (c) the date of approval by the Stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation where (i) the Stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such Stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all Stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of Directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

          (d) the date of approval by the Stockholders of the Company of the liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

     14.3 "Change in Control Price" means the highest price per share of Common Stock paid in any transaction reported on any national market or securities exchange where the Common Stock is traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 15.       General Provisions

     15.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (iv) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful.

     The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this
Section 15.1.

     15.2 The Committee may provide, at the time of grant or by amendment with the award holder's consent, that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the conduct described below ("Disqualifying Conduct"). Disqualifying Conduct shall mean (i) the award holder's performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director, or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries, (ii) the award holder's solicitation of employees or customers of the Company and/or its Subsidiaries (iii) the award holder's improper use or disclosure of confidential information of the Company and/or its Subsidiaries or (iv) material misconduct by the award holder in the performance of such award holder's duties for the Company and/or its Subsidiaries, as determined by the Committee.

     15.3 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.

     15.4 Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

     15.5 Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

     15.6 The Plan and all awards hereunder shall be governed by the laws of the State of Delaware without giving effect to conflict of laws principles.

SECTION 16.       Amendments and Termination

     16.1 The Plan shall be of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

     16.2 The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.



SECTION 17.       Effective Date of Plan

     17.1 The Plan shall be effective on February 7, 2003, subject to approval by the Company's Shareholders within 12 months of such date.